EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	Jurisdiction of Incorporation

Maxim Integrated Products UK Limited	United Kingdom

Maxim Integrated Products GmbH	Germany

Maxim Gesellschaft fur elektronische Baustine GmbH	Germany

Maxim France SARL	France

Maxim Integrated Products Netherlands B.V.	Netherlands

Maxim Integrated Products GmbH	Austria

Maxim Integrated Products (Ireland) Holdings Limited	Ireland

Maxim Integrated Products International Limited	Ireland

Maxim Integrated Products International Sales Limited	Ireland

Maxim Overseas Technology SARL	Luxembourg

Maxim Japan Co., Ltd.	Japan

Maxim Integrated Products Korea Jusik Hoesa	Korea

Maxim Philippines- Assembly Corporation	Philippines

Maxim Philippines Operating Corporation	Philippines

Maxim Philippines Holding Corporation	Philippines

Maxim Philippines Land Corporation *	Philippines

* This Subsidiary is 40% owned by the Registrant.

Maxim (I.P) Enterprise Solutions Corporation	Philippines

Maxim Integrated Products Switzerland AG	Switzerland

Maxim Integrated Products (Thailand) Co., Ltd.	Thailand

MXIM Circuits Design Shanghai Limited	China

Maxim India Integrated Circuit Design Private Limited	India

Maxim Mikroelektronik Tasarim ve Gelistirme Ltd. Sti	Turkey

Maxim Nordic ApS	Denmark

Maxim Dallas/Direct, Inc.	Delaware

Maxim International Holding, Inc.	Delaware

L&L Engineering, LLC	New Hampshire

Maxim Technology Ltd.	Cayman Islands

Maxim Holding Company Ltd.	Cayman Islands

Maxim Semiconductor Corporation (Taiwan)	Delaware

Dallas Semiconductor Philippines, Inc.	Philippines

Maxim Integrated Products Asia Limited	Hong Kong

Chartec Laboratories A/S	Denmark

Chartec Laboratories Holding ApS	Denmark

Maxim Dallas (Shanghai) Semiconductor Trading Co. Ltd.	China

Mobilygen Corporation	California

Innova Card	France

Teridian Semiconductor Holding Corp.	Delaware

Teridian Semiconductor Intermediate Holdings Corp.	Delaware

Teridian Semiconductor Corp.	California

Phyworks Limited	United Kingdom

Maxim Integrated Products India Sales Pvt Ltd.	India

Maxim Integrated Products International Sales Japan GK	Japan

IPR, Limited	Cayman Islands

Calvatec Limited	United Kingdom

Genasic Design Systems Ltd.	United Kingdom

Maxim Integrated Germany GmbH	Germany

Maxim Integrated GmbH	Austria

Metrixx Limited	United Kingdom

Cambridge Analog Technologies, Inc.	Delaware

TagArray, Inc.	Delaware

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